Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205481 on Post-Effective Amendment No. 1 to Form S-8 of The Kraft Heinz Company of our report dated June 28, 2022 appearing in this Annual Report on Form 11-K of Kraft Heinz Union Savings Plan for the year ended December 31, 2021.

/s/ Crowe LLP
Crowe LLP
South Bend, Indiana
June 28, 2022